UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2020

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Condition

On November 11, 2020, EnerSys issued an earnings press release discussing its financial results for the second quarter of fiscal 2021. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 2.05. Completion of Acquisition or Disposition of Assets

See disclosure under Item 2.06 below, which is incorporated herein by reference.

Item 2.06. Material Impairments

On November 10, 2020, the EnerSys’ Board of Directors approved a plan to substantially close its facility in Hagen, Germany, which produces flooded motive power batteries for forklifts. EnerSys expects to incur a pre-tax charge of approximately $82 million under this plan when completed, the majority of which is expected to be recorded by the end of fiscal 2021, of which $20 million is expected to be a non-cash charge from inventory and equipment write-offs. Cash charges include severance, clean up and decommissioning related to the facility, contractual releases and legal expenses.

Management determined that future demand for the motive power batteries produced at this facility was not sufficient, given the conversion from flooded to maintenance free batteries by customers, the existing number of competitors in the market as well as the near term decline in demand and increased uncertainty from the pandemic. EnerSys will retain the facility with limited sales, service and administrative functions along with related personnel for the foreseeable future. EnerSys expects to eliminate nearly $20 million of costs per year, from this closure. Existing EnerSys facilities will generate the production currently being made in Hagen.

In connection with this restructuring plan, which is estimated to be substantially complete in fiscal 2022, EnerSys estimates that there will be a reduction of approximately 200 employees.

The information in Item 2.06, and oral statements made regarding the subjects of Item 2.06, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of COVID-19 pandemic, future responses to and effects of COVID-19 pandemic, satisfactory resolution of insurance coverage and claims for both property damage and business interruption, strategy for business interruption, or revenue loss due to the fire at the Richmond, KY facility, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-

Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020. No undue reliance should be placed on any forward-looking statements.

Item 8.01.    Other Events

On November 11, 2020, EnerSys issued a press release announcing that its Board of Directors had declared a quarterly cash dividend of $0.175 per share, payable on December 31, 2020, to stockholders of record as of December 18, 2020. The press release, attached hereto as Exhibit 99.2, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated November 11, 2020, of EnerSys regarding the financial results for the second quarter of fiscal 2021.
99.2	Press Release, dated November 11, 2020, of EnerSys regarding a quarterly cash dividend.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: November 11, 2020	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer